As filed with the Securities and Exchange Commission on August 13, 1999
                         Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                ZONIC CORPORATION
               (Exact name of registrant specified in its charter)



                                      Ohio

                            (State of Incorporation)

                                   31-0791199

                      (I.R.S. Employer Identification No.)



                 Park 50 TechneCenter, 50 W. TechneCenter Drive
                            Milford, Ohio 45150-9777
                    (Address of Principal Executive Offices)
                                 ---------------

                                ZONIC CORPORATION
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)
                                 ---------------

                            WILLIAM G. KOHLHEPP, ESQ.
                                 Cors & Bassett
                        537 East Pete Rose Way, Suite 400
                             Cincinnati, Ohio 45202
                                  (513)852-8211
            (Name, address and telephone number of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ------------------
                                                      Proposed               Proposed
      Title of                  Amount                 maximum                maximum               Amount of
     securities                  to be             offering price            aggregate            registration
  to be registered            registered              per share           offering price               fee
------------------------ ---------------------- ---------------------- ---------------------- -------------------
------------------------ ---------------------- ---------------------- ---------------------- ===================

Common Stock,
 par value $1.00            250,000 shares               $0.17             $42,500.00                 $11.82
------------------------ ---------------------- ---------------------- ---------------------- ===================

       (1) Estimated solely for the purpose of calculating the registration fee.

       (2) Registration fee has been calculated pursuant to Rule 457(h)(1) based upon the average of the bid and ask price on August 11, 1999 of $0.17 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Zonic Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1999;

     (b)  The Company's 1999 Annual Report to  Shareholders;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     (d) The description of the Company's Common Stock as contained in the Registration Statement on Form S-18 (Registration No. 2-72450C), effective July 2, 1981, and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby; and

     (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference hereby shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                                     EXPERTS

         The financial statements incorporated in this Registration Statement by reference from the Company's Annual Report to Shareholders for the year ended March 31, 1999 have been audited by Clark, Schaefer, Hackett & Co., independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 1701.13(E) of the Ohio Revised Code (the "Revised Code") provides as follows:

         (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                  (b) If the quorum  described  in  division  (E)(4)(a)  of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c)      By the shareholders,

                  (d) By the court of common pleas or the court in which such action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination  made by the  disinterested  directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
(2)of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i)      Repay  such  amount  if it is  proved  by  clear  and
                           convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made be corporation pursuant to divisions (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 1701.13 (F)(7) of the Revised Code provides as follows:

         (F) In carrying out the purposes stated in its articles and subject to limitations prescribed by law or in its articles, a corporation may:

         (7) Resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation:

                  (a) Upon consideration of the interests of the corporation's shareholders and any of the matters set forth in division (E) of section 1701.59 of the Revised Code; or

                  (b) Because the amount or nature of the indebtedness and other obligations to which the corporation or any successor or the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable period of time, any of the following would apply:

                     (i) The assets of the corporation or any successor would be or become less than its liabilities plus its stated capital, if any;

                     (ii) The corporation or any successor would be or become insolvent;

                     (iii) Any  voluntary or  involuntary  proceeding  under the federal bankruptcy laws concerning the corporation or any successor would be commenced by any person.


         Section 1701.59 of the Revised Code provides as follows:

         (A) Except where the law, the articles, or the regulations require action to be authorized or taken by shareholders, all of the authority of a corporation shall be exercised by or under the direction of its directors. For their own government, the directors may adopt bylaws that are not inconsistent with the articles or the regulations. The selection of a time frame for the achievement of a corporate goals shall be the responsibility of the directors.

         (B) A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by:

                  (1) One or more directors, officers, or employees of the corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;

                  (2) Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence;

                  (3) A committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         (C) For purposes of division (B) of this section:

                  (1) A director shall not be found to have violated his duties under division (B) of this section unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interest of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or affecting any of the following:

                  (a) A change or potential change in control of the corporation, including a determination to resist a change or potential change in control made pursuant to division (F) (7) of section 1701.13 of the Revised Code;

                  (b) A termination or potential termination of his service to the corporation as a director;

                  (c) His service in any other position or relationship with the corporation.

                  (2) A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described in divisions (B) (1) to (3) of this section to be unwarranted.

                  (3) Nothing contained in this division limits relief available under section 1701.60 of the Revised Code.

         (D) A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. Nothing contained in this division affects the liability of directors under section 1701.95 of the Revised Code or limits relief available under section 1701.60 of the Revised Code. This division does not apply if, and only to the extent that, at the time of a director's act or omission that is the subject of complaint, the articles or the regulations of the corporation state by specific reference to this division that the provisions of this division do not apply to the corporation.

         (E) For purposes of this section, a director, in determining what he reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

                  (1) The interests of the corporation's employees, suppliers, creditors, and customers;

                  (2)  The economy of the state and nation;

                  (3)  Community and societal considerations;

                  (4) The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

         (F) Nothing contained in division (C) or (D) of this section affects the duties of either of the following:

                  (1) A director who acts in any capacity other than his capacity as a director;

                  (2) A director or a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders of a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         4.1      Zonic Corporation 1999 Stock Option Plan

         4.2      Form of 1999 Plan Incentive Stock Option Agreement

         4.3      Form of 1999 Plan Non-Qualified Stock Option Agreement

         5        Opinion and consent of Cors & Bassett

         23.1     Consent of Cors & Bassett (included in Exhibit 5).

         23.2     Consent of Clark, Schaefer, Hackett & Co.

         24 Powers of Attorney (included on signature page of the Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the
Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided,  however,  that  paragraphs  (a)(1)(i) and (a)(1)(ii) of this
Item 9 do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Milford, State of Ohio, on August 13, 1999.

ZONIC CORPORATION


By: /s/ James B. Webb
James B. Webb, President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James B. Webb and Dale R. Nieman, each with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                     Date

/s/ James B. Webb                   President, Chief Executive August 13, 1999
--------------------------
James B. Webb                       Officer and Director

/s/ Gerald J. Zobrist               Director                   August 13, 1999
--------------------------
Gerald J. Zobrist

/s/ Dale R. Nieman                  Vice-President and         August 13, 1999
--------------------------
Dale R. Nieman                       Secretary

/s/ John H. Reifschneider           Principal Financial and    August 13, 1999
--------------------------          Accounting Officer
John H. Reifschneider

                                  Exhibit 4.1


                                ZONIC CORPORATION
                             1999 STOCK OPTION PLAN

1.       Purpose

         The purpose of the Zonic Corporation 1999 Stock Option Plan (the "Plan") is to advance the long term growth and success of Zonic Corporation (the "Company") by offering stock to those directors, key officers and employees of the Company and its affiliated companies. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareholders and the directors, key officers and employees who are participating in the Plan and as an aid in attracting and retaining key officers and employees of outstanding abilities and specialized skills. The Plan shall become effective on the date in which it is approved by the shareholders of the Company.

2.       Administration

         2.1 The Plan shall be administered, at the Company's expense, by the Company's Board of Directors (the "Board"), or, at the discretion of the Board, a committee of three or more persons who need not be members of the Board.

         2.2 Subject to the limitations of the Plan, the Board shall have the sole and complete authority (a) to select those employees and directors who shall participate in the Plan ("Participants"), (b) to grant options in such forms and amounts as it shall determine and to cancel or suspend options, (c) to impose such limitations, restrictions and conditions upon options as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. Except as otherwise stated in the Plan, determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Board. The Board's determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

3.       Types of Awards

         Awards under the Plan may be either incentive stock options (ISOs) within the meaning of Section 422(A) of the Internal Revenue Code of 1986, or non-statutory options. No incentive stock options shall be granted under the Plan after ten years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.

4.       Shares Subject to Plan

         Subject to adjustment as provided in Section 9 below, an aggregate of 250,000 shares of Common Stock of the Company shall be reserved and available for grant under the Plan. If an option ceases to be exercisable in whole or in part, the shares representing such option shall continue to be available under the Plan for purposes of granting options with respect thereto. In the future, if another company is acquired, any Common Stock covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the shares of Common Stock available for grant under the Plan. The Common Stock deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

5.       Stock Options

         All stock options granted under the Plan shall be subject to the following terms and conditions:

         5.1 The Board may, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any Participate options to purchase shares of Common Stock, which options may be ISOs or non-statutory options or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Board may prescribe.

         5.2 The purchase price per share of Common Stock of options granted under the Plan shall be determined by the Board but shall not be less than one hundred (100%) percent of the fair market value of the Common Stock on the date the option is granted, or not less than one hundred ten (110%) percent of the fair market value of the Common Stock if the employee owns in excess of ten (10%) percent of the total combined voting power of all classes of stock of the Company or its subsidiary, as defined in Section 422A of the Internal Revenue Code ("a 10% Stockholder"). If as of the date the option is granted the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the mean "bid" and "asked" prices of the Common Stock as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such exchange(s) on the day the option is granted, or if no sale of the Common Stock shall have been made on any exchange on such date, on the next preceding day on which there was a sale of such stock.

         5.3 Unless otherwise prescribed by the Board in the Stock Option Agreement, each option granted under the Plan shall be exercisable for a period of ten years, except that no option granted to a "10% Stockholder" shall be exercisable after the expiration of five years from the date it is granted. Additionally, the option granted shall be exercisable (i) as to not more than 25% of the total number of shares which may be purchased under the option, during the first year after the grant of the option; (ii) as to not more than 50% during the first two years after the grant of the option; (iii) as to not more than 75% during the first three years after the grant of the option; (iv) the total number of shares not previously exercised during the remaining term of the option. The Board shall establish procedures governing the exercise of options and shall require that written notice of exercise be given and that the option price be paid in full in cash at the time of exercise. The Board may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Stock or other property, valued at fair market value on the date of exercise, as partial or full payment of option price. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired Common Stock.

         5.4 Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Stock Option Agreement, but not earlier than one year after the date of grant of the ISO and not later than ten years after the date of grant of the ISO or five years in the case of an option granted to a "10% Stockholder", provided that the aggregate fair market value, determined as of the date of grant, of Common Stock for which ISOs are exercisable for the first time during any calendar year as to any Participant shall not exceed the maximum limitation in section 422A of the Internal Revenue Code.

6.       Compliance with Securities Laws

         At the time of exercise of any option, the Board may require the Participant to execute any document or take any action which may be then necessary to comply with the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Board may, if it deems necessary, include provisions in the Stock Option Agreement to assure such compliance. The Board may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Board in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular option or stock issued upon exercise thereof.

7.       Nonassignability of Awards

         No option granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by a Participant, otherwise than by will, by designation of a beneficiary after death or by the laws of descent and distribution. Each option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

8.       Change of Control

         In order to maintain all of the Participant's rights in the event of a Change of Control of the Company, the Board, as constituted before such Change of Control, in its sole discretion, may, as to any outstanding option, either at the time an option is made or any time thereafter, take any one or more of the following actions: (a) provide for the acceleration of any time periods relating to the exercise of any such option so that such option may be exercised in full on or before a date fixed by the Board; (b) provide for the purchase of any such option by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise of such option had such option been currently exercisable; (c) make such adjustment to any such option then outstanding as the Board deems appropriate to reflect such Change of Control; or (d) cause any such option then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any agreement documenting such options as it may deem equitable and in the best interests of the Company. A "Change of Control of the Company" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; however, for purposes of this calculation voting securities of the Company held by affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation shall not be included in the aggregate shares owned by the "former shareholders of the Company"; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; (iv) a person within the meaning of
Section 3(a)(9) or of Section 13(d)(3) (as in effect on the effective date of the Plan) of the Securities Exchange Act of 1934, shall acquire after the date this Plan is adopted 20% or more of the outstanding voting securities of the Company (whether directly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the effective date of the Plan) of the Securities Exchange Act of 1934, controls in any manner the election of a majority of the directors of the Company; or (v) within any period of two consecutive years after the effective date of the Plan, individuals who at the beginning of such period constitute the Company's Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the effective date of the Plan) pursuant to the Securities Exchange Act of 1934.

9.       Adjustments

         9.1 In the event of any change affecting the Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Board shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding options granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

         9.2 The Board shall be authorized to make adjustment in performance award criteria or in the terms and conditions of the options in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry it into effect.

10.      Board of Directors

         Notwithstanding any other provision hereof to the contrary, the Board may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of a Participant without the Participant's consent and provided that no amendment shall be made without shareholders approval which shall (a) increase the total number of shares reserved for issuance pursuant to the Plan; (b) change the class of eligible Participants; or (c) materially increase the benefits under the Plan.

11.      Withholding

         At the Board's discretion, the recipient of any option under the Plan may be required to pay to the Company, in cash, Common Stock or other property, or in a combination thereof, the amount of any taxes required to be withheld with respect to such option or, the Company shall have the right to retain from such option a sufficient number of shares of Common Stock to satisfy the applicable withholding tax obligation.

12.      Amendment of the Plan

         The Plan may at any time or from time to time be terminated, modified, or amended by the shareholders of the Company, by the affirmative vote of a majority in interest of the Common Stock of the Company. The Board may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable and to the extent permitted by the Internal Revenue Code and Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder.

13.      Indemnification of Board

         In addition to such other rights of indemnification as they may have as Directors or as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.





                                  Exhibit 4.2
               Form of 1999 Plan Incentive Stock Option Agreement

                   NOTICE OF GRANT OF INCENTIVE STOCK OPTION

                               ZONIC CORPORATION


TO:      ___________________


         1. An incentive stock option for a total of ____ shares of common stock of Zonic Corporation, an Ohio corporation (the "Company") is hereby granted to _____________ ("Optionee"), subject in all respects to the terms and provisions of the 1999 Stock Option Plan (the "Plan"), which was approved by the shareholders of the Company on __________, 1999. The terms and provisions of the Plan are incorporated by reference herein. The discussion herein of certain provisions of the Plan is qualified in its entirety by the complete terms of the Plan attached hereto.

         2. The option price as determined by the Board of Directors is $______ per share, representing the fair market value of the common stock of the Company on _______, ____. Except as provided below, the option granted shall be exercisable (i) as to not more than 25% of the total number of shares which may be purchased under the option, during the first year after the grant of the option; (ii) as to not more than 50% during the first two years after the grant of the option; (iii) as to not more than 75% during the first three years after the grant of the option; (iv) the total number of shares not previously exercised during the remaining term of the option. The right of cumulation shall exist in that, to the extent not previously exercised or terminated, option installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, but no installment of the option shall be exercisable later than ten years from the date the option is granted.

                  The option price shall be payable in United States Dollars upon the exercise of the option and shall be paid in cash unless the Board of Directors determines to accept previously acquired common stock of the Company owned by Optionee, free and clear of all liens or encumbrances, in exchange as part or full payment for the exercise of the option based upon the then fair market value of such common stock.

       3. Exercise of the option shall be made by the giving of written notice to the Company at its principal office by Optionee, and only if such written notice states the number of shares with respect to which the option is being exercised and further states the date, not more than thirty (30) days after the date of such notice, on which the shares of common stock shall be taken up and payment therefore shall be made. The option must be exercised within ten (10) years from the date of this option. The payment for shares of stock purchased pursuant to exercise of the option shall be made at the principal office of the Company. Upon the exercise of the option, in compliance with the provisions of this paragraph, and upon the receipt by the Company of the payment for the stock so purchased, the Company shall deliver or cause to be delivered to Optionee a certificate for the number of shares of common stock with respect to which the option is so exercised and payment is so made. The shares of common stock shall be registered in the name of Optionee or in such name jointly with him as he may direct in the written notice of exercise referred to in this paragraph, provided that in no event shall any shares of stock of the Company be issued pursuant to exercise of an option until full payment therefor shall have been made.

         The Company shall be under no obligation to deliver shares pursuant to exercise unless and until it is satisfied that the person or persons giving such notice is or are entitled to exercise the option.

         No shares shall be delivered upon exercise of the options unless arrangements satisfactory to the Company have been made for any required Federal or state income tax or other withholdings.

         The option may be exercised by Optionee only while he is, and continually since the date hereof has been, an employee of the Company or a subsidiary of the Company. The grant of this option shall not impose upon the Company or a subsidiary of the Company any obligation to retain Optionee in its employ for any period, nor interfere in any way with the right of the Company or a subsidiary of the Company to terminate the employment of Optionee at any time.

         4. The Company shall not be obligated to deliver any shares upon the exercise of the option unless and until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from Optionee such investment representation or such agreement, if any, the Company may consider necessary in order to comply with the Securities Act of 1933 and may require that Optionee agree that any sale of the shares will be made only in such manner as is permitted by the Board of Directors and that such person will notify the Company when he makes any disposition of the shares whether by sale, gift or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and Optionee shall take any action reasonably requested by the Company in such connection.

         5. This option shall not be exercisable except for common shares of the Company which, under applicable state securities laws, at the time of exercise are exempt from registration, are the subject matter of an exempt transaction, are registered by description, by coordination, or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all as determined by counsel of the Company.

         6. This option may not be pledged or transferred in any manner otherwise than by will, or the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by him. The terms of this option shall be binding upon the executors, administrators, heirs, devisees, legatees, successors and assigns of Optionee.

         7. This option and all rights and privileges hereunder shall automatically terminate, except in the event of death or as otherwise expressly provided herein, within three months after Optionee shall cease to be employed by the Company or a subsidiary of the Company for any reason, voluntarily or involuntarily, subject to the condition that the option shall not be exercisable after the expiration of ten (10) years from the date hereof.

         8. If Optionee shall die while in the employ of the Company or a subsidiary of the Company, and he shall not have fully exercised the option, the option may be exercised (subject to the condition that the option shall not be exercisable after the expiration of ten (10) years from the date hereof) to the extent that Optionee's right to exercise such option had accrued pursuant to this option at the time of his death and had not previously been exercised, at any time within one (1) year after Optionee's death, by the executors or administrators of the estate of Optionee or by any person or persons who shall have acquired the option directly from Optionee by bequest or inheritance. Except as so exercised such option shall expire at the end of such period.

         9. In the event of a stock dividend, stock split, splitup or combination of shares, recapitalization or merger in which the Company is the surviving entity, or other similar capital change, the maximum number of shares which may be issued on the exercise of this option, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a Change in Control, as defined in the Plan, the Board of Directors, as constituted before such Change in Control, may in its sole discretion provide for the acceleration of the time periods relating to the exercise of this option, provide for the purchase of this option at its fair market value by the Bank, adjust this option as the Board of Directors deems appropriate to reflect such Change in Control and/or cause this option to be assumed, or new rights substituted herefore, by the acquiring or surviving corporation in such Change in Control.

              Except as hereinbefore expressly provided no adjustment shall be made with respect to, the number or price of shares of Common Stock subject to the option.

                  The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         10. Under current federal income tax laws, if Optionee (a) holds the common stock of the Company received upon exercise of an incentive stock option for one year from the date he exercises the option and receives the shares, and for at least two years from the date of the grant of this option, and (b) at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, Optionee was an employee of the Company, there is no taxable event to Optionee when the option is exercised, and any later gain or loss realized on the sale of the stock above or below the option price will be long term capital gain or loss; provided, that the three month period specified in (b) above shall not apply in the event of Optionee's death, in which case, Optionee must have been an employee three months prior to his death, but his estate is not required to exercise the option within that period. For purposes of calculating the alternative minimum tax, the bargain purchase element will be considered as part of the alternative taxable income. This may reduce or eliminate the benefit of the favorable tax treatment discussed above.

         Failure to satisfy the foregoing holding period and employment requirements with respect to any or all of the shares will result in Optionee recognizing ordinary (earned) income in an amount equal to the lesser of: (i) the amount by which the fair market value of the shares sold exceeds the option price of said shares and (ii) the total taxable gain recognized on the sale of said shares. Any gain in excess of the foregoing amount would be a capital gain to Optionee. The Company suggests Optionee consult with his tax advisor concerning this and other applicable federal and state tax consequences upon exercise of any part of this option.

         11. Optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided for herein.

                  Optionee hereby acknowledges receipt of a copy of the Zonic 1999 Stock Option Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under the Plan. Optionee authorizes the Company to withhold in accordance with any applicable law from any compensation payable to him, any taxes required to be withheld by Federal, State or local law as a result of the exercise of this option.

                  Furthermore, Optionee hereby acknowledges receipt of Zonic Corporation's ____ Annual Report to Shareholders.


Dated:                                         ______________________________
                                               OPTIONEE

                                                     ZONIC CORPORATION

Dated:                                      By:______________________________
                                               James B. Webb, President


ATTEST:

----------------------------------
Dale R. Nieman, Secretary



                                   Exhibit 4.3
             Form of 1999 Plan  Non-Qualified  Stock Option  Agreement NOTICE OF
                  GRANT OF NON-QUALIFIED STOCK OPTION

                                ZONIC CORPORATION


TO:      ___________________


         1. A stock option for a total of _______ shares of common stock of Zonic Corporation, an Ohio corporation (the "Company") is hereby granted to _____________ ("Optionee"), subject in all respects to the terms and provisions of the 1999 Stock Option Plan (the "Plan"), which was approved by the shareholders of the Company on __________, 1999. The terms and provisions of the Plan are incorporated by reference herein. The discussion herein of certain provisions of the Plan is qualified in its entirety by the complete terms of the Plan attached hereto.

         2. The option price as determined by the Board of Directors is $______ per share, representing the fair market value of the common stock of the Company on _______, ____. Except as provided below, the option granted shall be exercisable (i) as to not more than 25% of the total number of shares which may be purchased under the option, during the first year after the grant of the option; (ii) as to not more than 50% during the first two years after the grant of the option; (iii) as to not more than 75% during the first three years after the grant of the option; (iv) the total number of shares not previously exercised during the remaining term of the option. The right of cumulation shall exist in that, to the extent not previously exercised or terminated, option installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, but no installment of the option shall be exercisable later than ten years from the date the option is granted.

                  The option price shall be payable in United States Dollars upon the exercise of the option and shall be paid in cash unless the Board of Directors determines to accept previously acquired common stock of the Company owned by Optionee, free and clear of all liens or encumbrances, in exchange as part or full payment for the exercise of the option based upon the then fair market value of such common stock.

         3. Exercise of the option shall be made by the giving of written notice to the Company at its principal office by Optionee, and only if such written notice states the number of shares with respect to which the option is being exercised and further states the date, not more than thirty (30) days after the date of such notice, on which the shares of common stock shall be taken up and payment therefore shall be made. The option must be exercised within ten (10) years from the date of this option. The payment for shares of stock purchased pursuant to exercise of the option shall be made at the principal office of the Company. Upon the exercise of the option, in compliance with the provisions of this paragraph, and upon the receipt by the Company of the payment for the stock so purchased, the Company shall deliver or cause to be delivered to Optionee a certificate for the number of shares of common stock with respect to which the option is so exercised and payment is so made. The shares of common stock shall be registered in the name of Optionee or in such name jointly with him as he may direct in the written notice of exercise referred to in this paragraph, provided that in no event shall any shares of stock of the Company be issued pursuant to exercise of an option until full payment therefor shall have been made.

         The Company shall be under no obligation to deliver shares pursuant to exercise unless and until it is satisfied that the person or persons giving such notice is or are entitled to exercise the option.

         No shares shall be delivered upon exercise of the options unless arrangements satisfactory to the Company have been made for any required Federal or state income tax or other withholdings.

         The option may be exercised by Optionee only while he is, and continually since the date hereof has been, an employee of the Company or a subsidiary of the Company. The grant of this option shall not impose upon the Company or a subsidiary of the Company any obligation to retain Optionee in its employ for any period, nor interfere in any way with the right of the Company or a subsidiary of the Company to terminate the employment of Optionee at any time.

         4. The Company shall not be obligated to deliver any shares upon the exercise of the option unless and until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from Optionee such investment representation or such agreement, if any, the Company may consider necessary in order to comply with the Securities Act of 1933 and may require that Optionee agree that any sale of the shares will be made only in such manner as is permitted by the Board of Directors and that such person will notify the Company when he makes any disposition of the shares whether by sale, gift or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and Optionee shall take any action reasonably requested by the Company in such connection.

         5. This option shall not be exercisable except for common shares of the Company which, under applicable state securities laws, at the time of exercise are exempt from registration, are the subject matter of an exempt transaction, are registered by description, by coordination, or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all as determined by counsel of the Company.

         6. This option may not be pledged or transferred in any manner otherwise than by will, or the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by him. The terms of this option shall be binding upon the executors, administrators, heirs, devisees, legatees, successors and assigns of Optionee.

         7. This option and all rights and privileges hereunder shall automatically terminate, except in the event of death or as otherwise expressly provided herein, within three months after Optionee shall cease to be employed by the Company or a subsidiary of the Company for any reason, voluntarily or involuntarily, subject to the condition that the option shall not be exercisable after the expiration of ten (10) years from the date hereof.

         8. If Optionee shall die while in the employ of the Company or a subsidiary of the Company, and he shall not have fully exercised the option, the option may be exercised (subject to the condition that the option shall not be exercisable after the expiration of ten (10) years from the date hereof) to the extent that Optionee's right to exercise such option had accrued pursuant to this option at the time of his death and had not previously been exercised, at any time within one (1) year after Optionee's death, by the executors or administrators of the estate of Optionee or by any person or persons who shall have acquired the option directly from Optionee by bequest or inheritance. Except as so exercised such option shall expire at the end of such period.

         9. In the event of a stock dividend, stock split, splitup or combination of shares, recapitalization or merger in which the Company is the surviving entity, or other similar capital change, the maximum number of shares which may be issued on the exercise of this option, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a Change in Control, as defined in the Plan, the Board of Directors, as constituted before such Change in Control, may in its sole discretion provide for the acceleration of the time periods relating to the exercise of this option, provide for the purchase of this option at its fair market value by the Company, adjust this option as the Board of Directors deems appropriate to reflect such Change in Control and/or cause this option to be assumed, or new rights substituted herefore, by the acquiring or surviving corporation in such Change in Control.

                  Except as hereinbefore expressly provided no adjustment shall be made with respect to, the number or price of shares of Common Stock subject to the option.

                  The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         10. Under current federal income tax laws, the Optionee will be required to recognize as ordinary (earned) income on the date of exercise an amount equal to the excess of the fair market value of the shares over the exercise price of said shares. Optionee's tax basis in the shares acquired upon exercise will be equal to the sum of the exercise price and the amount Optionee recognized as income on the date of exercise. Any gain or loss above or below his tax basis on the disposition of the shares will be treated as a capital gain or loss. The Company will be entitled to a deduction in computing its taxable income equal to the amount of ordinary income recognized by the Optionee. The Company suggests Optionee consult with his tax advisor concerning this and other applicable federal and state tax consequences upon exercise of any part of this option.

         11. Optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided for herein.

                  Optionee hereby acknowledges receipt of a copy of the Zonic 1999 Stock Option Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under the Plan. Optionee authorizes the Company to withhold in accordance with any applicable law from any compensation payable to him, any taxes required to be withheld by Federal, State or local law as a result of the exercise of this option.

                  Furthermore, Optionee hereby acknowledges receipt of Zonic Corporation's ____ Annual Report to Shareholders.


Dated:                                         ______________________________
                                               OPTIONEE

                                                     ZONIC CORPORATION

Dated:                                      By:______________________________
                                               James B. Webb, President


ATTEST:

----------------------------------
Dale R. Nieman, Secretary


                                    Exhibit 5


                           [CORS & BASSETT LETTERHEAD]




                                                      August 13, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

         Re:      Zonic Corporation -- Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as legal counsel in connection with the preparation of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), covering 250,000 shares of common stock, without par value (the "Shares"), of Zonic Corporation, an Ohio corporation (the "Company"), to be issued under the Zonic Corporation 1999 Stock Option Plan (the "Plan").

         We have examined and are familiar with the Company's Articles of Incorporation and Code of Regulations, and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Shares. We have also examined such other documents and proceedings as we have considered necessary for the purpose of rendering this opinion.

         Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ William G. Kohlhepp

                                                       CORS & BASSETT

                                  Exhibit 23.2



                              ACCOUNTANTS' CONSENT



         We have issued our report dated May 18, 1999, accompanying the financial statements of Zonic Corporation which are included in the Company's Annual Report on Form 10-K for the year ended March 31, 1999. We hereby consent to the incorporation by reference of said report in Zonic Corporation's Form S-8 as filed with the Securities and Exchange Commission on or about August 13, 1999.



/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
August 10, 1999